UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2016 (April 18, 2016)

CAREY CREDIT INCOME FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01117	47-2039472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza
New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities.
From April 8, 2016 through April 21, 2016, Carey Credit Income Fund (the “Master Fund”) issued a total of 741,989 common shares (“Shares”) in two transactions, with the first occurring on April 18, 2016 and the second on April 21, 2016, for an aggregate offering price of $5,867,000. The Shares were issued to Carey Credit Income Fund 2016 T and Carey Credit Income Fund - I (each a “Feeder Fund,” and collectively, the “Feeder Funds”), pursuant to subscription agreements entered into between the Master Fund and each of the Feeder Funds, in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The issuance of Shares from April 8, 2016 through April 21, 2016 resulted in an increase in the number of Shares outstanding of more than 1% compared to the number of Master Fund Shares reported outstanding as of April 7, 2016 on the Master Fund's Form 8-K filed with the Securities and Exchange Commission on April 11, 2016.
As of April 21, 2016, the Master Fund had issued a total of 3,375,795 Shares to the Feeder Funds, and the Master Fund had a total of 8,931,350 Shares outstanding.
The above issuances of Shares are exempt from registration, pursuant to Section 4(a)(2) of the Securities Act, each a “Private Offering” and collectively the “Private Offerings.” These Shares qualified for exemption under Section 4(a)(2) of the Securities Act since the issuance of securities by the Master Fund did not involve a public offering. The Private Offerings were not “public offerings” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the Private Offerings, manner of the Private Offerings and number of Shares offered. The Master Fund did not undertake an offering in which it sold a high number of Shares to a high number of shareholders. Based on an analysis of the above factors, the Master Fund has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act for these transactions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAREY CREDIT INCOME FUND

Date: April 22, 2016	By:	/s/ Paul S. Saint-Pierre
PAUL S. SAINT-PIERRE
Chief Financial Officer